                             AMENDED AND RESTATED
                      FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT  made as of May  31,  2001  between  each  investment  company identified on Appendix A attached hereto (each hereinafter  referred to as the
"Fund")  individually  and  severally,  and not  jointly  and  severally,  and
Citibank, N.A. ("Citibank").

                                  WITNESSETH:

      WHEREAS,  the Fund appointed Citibank as foreign custody manager under a certain  Foreign  Custody  Manager  Agreement  dated  September  14, 1998 (the
"Prior Agreement");

      WHEREAS,  the Fund and  Citibank  desires to amend and restate the Prior
Agreement;

      WHEREAS,  Citibank  desires to  continue  to serve as a Foreign  Custody
Manager and perform  the duties set forth  herein on the terms and  conditions contained herein;

      NOW  THEREFORE,  in  consideration  of the mutual  promises  hereinafter contained in this Agreement, the Fund and Citibank hereby agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Whenever  used in this  Agreement,  the  following  words  and  phrases, unless the context otherwise requires, shall have the following meanings:

      1.    Capitalized  terms  used  in  this  Agreement  and  not  otherwise defined  in this  Agreement  shall have the  meanings  given such terms in the
Rule.

      2.    "Board"  shall mean the board of  directors  or board of trustees, as the case may be, of the Fund.

      3.    "Eligible  Foreign  Custodian"  shall have the meaning provided in the Rule.

      4.    "Monitoring  System" shall mean a system  established  by Citibank to fulfill the  Responsibilities  specified in clauses 1(d) and (e) of Article
III of this Agreement.

      5.    "Responsibilities"  shall mean the  responsibilities  delegated to
Citibank as a Foreign Custody  Manager with respect to each Specified  Country
and  each  Eligible   Foreign   Custodian   selected  by  Citibank,   as  such
responsibilities are more fully described in Article III of this Agreement.

      6.    "Rule" shall mean Rule 17f-5 under the  Investment  Company Act of
1940, as amended, as such Rule became effective on June 12, 2000.

      7.    "Specified  Country"  shall mean each country listed on Schedule I attached  hereto (as amended from time to time) and each  country,  other than the United  States,  constituting  the  primary  market  for a  security  with respect to which the Fund has given settlement  instructions to Citibank, N.A.
as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II
                     CITIBANK AS A FOREIGN CUSTODY MANAGER

      1.    The Fund on behalf of its Board hereby  delegates to Citibank with respect to each Specified Country the Responsibilities (the "Delegation").

      2.    Citibank  accepts  the  Delegation  and agrees in  performing  the
Responsibilities  as a Foreign  Custody Manager to exercise  reasonable  care, prudence and  diligence  such as a bailee for hire having  responsibility  for the safekeeping of the Fund's assets would exercise.

      3.    Citibank  shall provide to the Fund (i) notice  promptly after the placement of assets of the Fund with a particular  Eligible Foreign  Custodian selected by Citibank  within a  Specified  Country,  (ii) at such times as the
Board deems  reasonable  and  appropriate  based on the  circumstances  of the
Fund's  foreign  custody  arrangements  (but not less  often  than  quarterly)
written   reports   notifying  the  Board  of  any  material   change  in  the
arrangements  (including  any material  change in any contract  governing such arrangements)  with  respect  to  assets  of the Fund  with any such  Eligible
Foreign   Custodian,   and  (iii)  not  less  often  than  annually  a  report
summarizing  the material  custodial  risks known to Citibank which  accompany such arrangements.

                                  ARTICLE III
                               RESPONSIBILITIES

      1.    Subject to the provisions of this  Agreement,  Citibank shall with respect to each Specified  Country select an Eligible  Foreign  Custodian.  In connection  therewith,  Citibank shall:  (a) determine that assets of the Fund held by such Eligible  Foreign  Custodian will be subject to reasonable  care, based on the standards  applicable  to  custodians  in the relevant  market in which such Eligible Foreign Custodian operates,  after considering all factors relevant to the  safekeeping of such assets,  including,  without  limitation, those  contained in Section  (c)(1) of the Rule; (b) determine that the Fund's
foreign  custody   arrangements  with  each  Eligible  Foreign  Custodian  are governed  by  a  written  contract  with  the  Custodian  which  will  provide reasonable  care for the Fund's  assets  based on the  standards  specified in paragraph  (c)(1) of the  Rule;  (c)  determine  that  each  contract  with an
Eligible  Foreign   Custodian  shall  include  the  provisions   specified  in
paragraph  (c)(2)(i)(A) through (F) of the Rule or, alternatively,  in lieu of any or all of such (c)(2)(i)(A) through (F) provisions,  such other provisions as Citibank determines will provide, in their entirety,  the same or a greater level of care and  protection  for the  assets  of the Fund as such  specified provisions;  (d) monitor pursuant to the Monitoring System the appropriateness of  maintaining  the  assets of the Fund with a  particular  Eligible  Foreign
Custodian  pursuant to  paragraph  (c)(1) of the Rule  including  any material change in the contract  governing such  arrangement;  and (e) promptly  advise the Fund  whenever  an  arrangement  (including  any  material  change  in the contract  governing  such  arrangement)  described in preceding  clause (d) no longer  meets the  requirements  of the Rule.  Citibank,  as  Foreign  Custody
Manger,  will make the determination that it is appropriate to maintain assets in each Eligible  Foreign  Custodian and will exercise  reasonable care in the process.

      2.    For  purposes  of  clause  (d)  of  preceding  Section  1 of  this
Article,  Citibank's  determination of appropriateness  shall not include, nor be  deemed to  include,  any  evaluation  of  Country  Risks  associated  with investment  in a particular  country.  For purposes  hereof,  "Country  Risks"
shall  mean  systemic  risks  of  holding  assets  in  a  particular   country
including,  but no limited to, (a) an Eligible  Foreign  Custodian's use of an
Eligible  Securities  Depository as defined in Rule 17f-7 under the Investment
Company   Act  of   1940,   as   amended;   (b)   such   country's   financial
infrastructure,   (c)  such  country's   prevailing   custody  and  settlement
practices,  (d) nationalization,  expropriation or other governmental actions,
(e) regulation of the banking or securities  industry,  (f) currency controls, restrictions,  devaluations or fluctuations,  and (g) market  conditions which affect the orderly  execution of securities  transactions  or affect the value of securities.

                                  ARTICLE IV
                                REPRESENTATIONS

      1.    The Fund hereby  represents that: (a) this Agreement has been duly authorized,  executed  and  delivered  by the  Fund,  constitutes  a valid and legally  binding  obligation of the Fund  enforceable  in accordance  with its terms, and no statute,  regulation,  rule, order, judgment or contract binding on the Fund prohibits the Fund's  execution or performance of this  Agreement;
(b) this  Agreement  has been  approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present;  and (c) the Board or its investment  advisor has considered  the Country Risks  associated  with investment  in each  Specified  Country  and will have  considered  such risks prior  to any  settlement  instructions  being  given  to the  Custodian  with respect to any other Specified Country.

      2.    Citibank  hereby  represents  that (a) Citibank is duly  organized and  existing  under  the laws of the State of New  York,  with full  power to carry on its  businesses as now  conducted,  and to enter into this  Agreement and to  perform  its  obligations  hereunder;  (b) this  Agreement  been  duly authorized,  executed  and  delivered  by  Citibank,  constitutes  a valid and legally  binding  obligation of Citibank  enforceable  in accordance  with its terms, and no statue,  regulation,  rule, order,  judgment or contract binding on Citibank prohibits  Citibank's  execution or performance of this Agreement;
and (c) Citibank has established and will maintain the Monitoring System.

                                  ARTICLE V
                              CONCERNING CITIBANK

      1.    Citibank  shall not be liable  for any costs,  expenses,  damages, liabilities or claims,  including  attorneys' and accountants' fees, sustained or incurred  by, or asserted  against,  the Fund except to the extent the same arises out of the  failure of  Citibank to  exercise  the care,  prudence  and diligence  required  by  Section 2 of Article  II  hereof.  In no event  shall
Citibank be liable to the Fund,  the Board,  or any third  party for  special, indirect or  consequential  damages,  or for lost profits or loss of business, arising in connection with this Agreement.  Anything  contained  herein to the contrary  notwithstanding,  nothing contained herein shall affect or alter the duties and  responsibilities of Citibank or the Fund under any other agreement between  Citibank  and the Fund,  including  without  limitation,  the Custody
Agreement or any Securities Lending Agreement.

      2.    The Fund agrees to indemnify  Citibank and holds it harmless  from and  against  any and all costs,  expenses,  damages,  liabilities  or claims, including  attorneys'  and  accountants'  fees,  sustained  or incurred by, or asserted  against,  Citibank  by  reason  or as a  result  of  any  action  or inaction, or arising out of Citibank's  performance  hereunder,  provided that the Fund shall not indemnify Citibank to the extent any such costs,  expenses, damages,  liabilities  or claims arises out of Citibank's  failure to exercise the reasonable care,  prudence and diligence  required by Section 2 of Article
II hereof.

      3.    Citibank  shall  only  such  duties  as are  expressly  set  forth
herein.   In  no  event  shall  Citibank  be  liable  for  any  Country  Risks associated with investments in a particular country.

                                  ARTICLE VI
                                 MISCELLANEOUS

      1.    Any notice or other instrument in writing,  authorized or required by this  Agreement to be given to  Citibank,  shall be  sufficiently  given if received by it at its  offices at 111 Wall  Street,  20th  Floor,  Zone 4, New
York,  New York 10043,  Attention:  Gene Fauquier or at such place as Citibank may from time to time designate in writing.

      2.    Any notice or other instrument in writing,  authorized or required by this  Agreement  to be  given to the Fund  shall be  sufficiently  given if received  by it at its  offices  at c/o  OppenheimerFunds,  Inc.  498  Seventh
Avenue, 14th Floor, New York, New York 10018,  Attention:  General Counsel, or
                                               ----------
at such other place as the Fund may from time to time designate in writing.

      3.    In case any provision in or obligation  under this Agreement shall be  invalid,  illegal or  unenforceable  in any  jurisdiction,  the  validity, legality and  enforceability of the remaining  provisions shall not in any way be  affected  thereby.  This  Agreement  may not be amended or modified in any
manner  except  by  a  written  agreement  executed  by  both  parties.   This
Agreement  shall extend to and shall be binding upon the parties  hereto,  and
their  respective   successors  and  assigns;   provided  however,  that  this
Agreement  shall not be assignable by either party without the written consent of the other.

      4.    This  Agreement   shall  be  construed  in  accordance   with  the
substantive  laws of the State of New York,  without  regard to  conflicts  of laws  principles  thereof.  The  Fund  and  Citibank  hereby  consent  to  the jurisdiction  of a state or federal court  situated in New York City, New York
in  connection   with  any  dispute   arising   hereunder.   The  Fund  hereby
irrevocably  waives,  to the fullest extent  permitted by applicable  law, any objection  which it may now or  hereafter  have to the  laying of venue of any such  proceeding  brought in such a court and any claim  that such  proceeding brought in such a court has been brought in an  inconvenient  forum.  The Fund and  Citibank  each hereby  irrevocably  waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      5.    The parties  hereto agree that in performing  hereunder,  Citibank is  acting  solely  on  behalf  of the  Fund  and no  contractual  or  service relationship  shall be deemed to be established  hereby  between  Citibank and any other person.

      6.    This  Agreement  may be  executed  in any number of  counterparts, each of which shall be deemed to be an original,  but such counterparts shall, together, constitute only one instrument.

      7.    This   Agreement   shall   terminate   simultaneously   with   the
termination of the Custody Agreement  between the Fund and the Custodian,  and may  otherwise  be  terminated  by either  party  giving to the other  party a notice in writing specifying the date of such termination,  which shall be not less than ninety (90) days after the date of such notice.

      8.    In consideration of the services  provided by Citibank  hereunder, the Fund shall pay to Citibank such  compensation and  out-of-pocket  expenses as may be agreed upon from time to time.

      9.    For each Fund  organized as a  Massachusetts  trust, a copy of its
Declaration  of Trust is on file with the  Secretary  of the  Commonwealth  of
Massachusetts.  Notice is hereby given that each such  instrument  is executed on behalf of the  trustees  of each such Fund and not  individually,  and that the  obligations of this Agreement are not binding upon any of the trustees or shareholders  individually  but are binding only upon the respective Fund. The parties  expressly agree that Citibank and its assignees and affiliates  shall look solely to the  respective  Fund's  assets and  property  with  respect to enforcement of any claim.

      IN WITNESS WHEREOF,  the Fund and Citibank have caused this Agreement to be executed by their respective  officers,  thereunto duly  authorized,  as of this date first above written.

CITIBANK, N.A., New York Office           OPPENHEIMERSFUNDS

By:  /s/ Gene Fauquier                    By:  /s/ Andrew J. Donohue
     ----------------------                    ---------------------
                                              Andrew J. Donohue, Secretary
                                              On  behalf  of  each  investment
                                              company identified on Appendix A
                                              attached hereto individually and
                                              severally, and not jointly and
                                              severally

Name:  Gene Fauquier
       --------------------

Title:  Vice President
        -------------------

                                  Appendix A
                                  ----------

FUND      ACCOUNT #    ACCOUNT NAME
----      ---------    ------------

150       099920       Centennial Money Market Trust
160       099862       Centennial Tax Exempt Trust
170       099975       Centennial Government Trust
180       845873       Centennial California Tax Exempt Trust
200       345246       Oppenheimer Money Market Fund
205                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Disciplined Allocation Fund
211                    Oppenheimer Trinity Core Fund
215                    Oppenheimer Global Growth & Income Fund
220       847143       Oppenheimer U.S. Government Trust
225       847940       Oppenheimer Quest Value
236       847941       Oppenheimer Quest Opportunity Value
251       847942       Oppenheimer Quest Small Cap Value
254       847945       Oppenheimer Quest Global Value
257       847943       Oppenheimer Quest Balanced Value Fund
261                    Oppenheimer Europe Fund
270                    Oppenheimer Growth Fund
300                    Oppenheimer Capital Income Fund
345                    Bond Fund Series for the account of
                          Oppenheimer Convertible Securities Fund
351       849393       Oppenheimer Legacy Program/Growth Pool
352       849394       Oppenheimer Legacy Program/Income Pool
353       849396       Oppenheimer Legacy Program/Money Pool
375                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Value Fund
381                    Oppenheimer Trinity Value Fund
410                    Oppenheimer Gold & Special Minerals Fund
416       849286       Oppenheimer Core Plus Fund
420                    Oppenheimer Total Return Fund, Inc.
500                    Oppenheimer Select Managers for the account of
                          Mercury Advisors S&P 500 Index Fund
510                    Oppenheimer Select Managers for the account of
                          Mercury Advisors Focus Growth Fund
515                    Oppenheimer Select Managers for the account of
                          QM Active Balanced Fund
                       Oppenheimer Select Managers for the account of
520                       Jennison Growth Fund
525                    Oppenheimer Select Managers for the account of
                          Salomon Brothers Capital Fund
530                    Oppenheimer Select Managers for the account of
                          Gartmore Millenium Growth Fund II
595                    Oppenheimer Special Value Fund
600                    Oppenheimer Multi Cap Value Fund
700                    Oppenheimer Main Street Funds, Inc. for the
                       account of
                          Oppenheimer Main Street Growth & Income Fund
715                    Oppenheimer Concentrated Growth Fund
721                    Oppenheimer Emerging Growth Fund
731                    Oppenheimer Main Street Opportunity Fund
745                    Oppenheimer MidCap Fund
755       849103       Oppenheimer Capital Preservation Fund
760       845764       Oppenheimer Cash Reserves
765                    Oppenheimer Emerging Technologies Fund
775                    Oppenheimer Trinity Large Cap Growth Fund
780       845766       Centennial New York Tax Exempt Trust
855       846077       Oppenheimer Limited Term Government Fund
870       846080       Centennial America Fund
885                    Oppenheimer Enterprise Fund
                       Oppenheimer Total Return Bond Fund